Exhibit 4.1
                                PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT ("Agreement"), dated as of May 20, 2004, by and between SAVON TEAM SPORTS, INC., a Utah corporation ("Pledgor"), and SWT, LLC, a Delaware limited liability company (the "Lender"), is attached as Exhibit B to that certain Loan Agreement, dated of even date herewith (as amended or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

                                   WITNESSETH:

      WHEREAS, pursuant to the Loan Agreement, the Lender has agreed to make a loan to the Corporation in the aggregate principal amount of U.S.$5,000,000, subject to certain terms and conditions set forth in the Loan Agreement (the "Term Loan");

      WHEREAS, Pledgor is the owner of certain issued and outstanding shares of capital stock of Small World Toys, a California corporation (the "Corporation"), identified on Schedule I attached hereto (collectively, the "Pledged Shares");

      WHEREAS, the Lender established, as a condition precedent to the making of the Term Loan, that Pledgor shall grant to the Lender the security interest described herein;

      WHEREAS, in order to induce the Lender to make the Term Loan, Pledgor has agreed to grant to the Lender, the security interest described herein; and

      NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and promises set forth herein, and for other good and valuable consideration, the delivery, receipt, and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT:

      SECTION 1. GRANT OF SECURITY INTEREST. Pledgor hereby grants to the Lender a continuing security interest in Pledgor's right, title and interest in and to the following property, wherever located, whether the same is now owned or hereafter created or acquired (collectively, the "Collateral").

            (a) the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the Pledged Shares;

            (b) all additional shares of the capital stock of any class of the Corporation and any other monies, securities, rights and property issued or received in exchange therefor or with respect thereto, including, but not limited to, any cash dividends or distributions, any shares that may be issued to Pledgor as a stock dividend and any securities, rights or other property which Pledgor may hereafter receive or be entitled to receive in exchange therefor, whether upon a merger, reorganization, consolidation, stock split or reclassification, or otherwise; and

            (c) all proceeds  (including  proceeds of proceeds) of the foregoing including, without limitation, all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, payment intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Shares or proceeds thereof (including any cash, securities or other instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the issuer of the Pledged Shares and any security entitlements, as defined in Section 8-102(a)(17) of the Uniform Commercial Code of the State of California (the "Code"), with respect thereto); (b) "proceeds," as such term is defined in Section 9-102(a)(64) of the Code; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Shares or proceeds thereof; (d) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Shares or proceeds thereof; and (e) other amounts from time to time paid or payable under or in connection with any of the Pledged Shares or proceeds thereof.

      SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures and the Collateral is collateral security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), of all obligations now or hereafter arising under the Loan Agreement and the Note, whether for principal or interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations) or payments of fees, expenses or otherwise, and all obligations now or hereafter arising under this Agreement (all such obligations being the "Secured Obligations").

      It is the intention of Pledgor that the continuing grant of security interests provided for herein shall remain as security for the payment and performance of the Secured Obligations, whether now existing or hereinafter incurred by future advances or otherwise, and whether or not contemplated by the parties at the date hereof. No notice of the continuing grant of such security interests, therefore, shall be required to be stated on the face of any document representing any such Secured Obligation nor shall it otherwise be necessary to identify any such Secured Obligation as being secured hereby. Any such Secured Obligation shall be deemed to have been made pursuant to Section 9204 of the Uniform Commercial Code of the State of California (the "Code").

      SECTION 3. DELIVERY OF COLLATERAL. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Lender, shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. The Lender shall also have the right to appoint one or more agents for the purpose of retaining physical possession of the Collateral. In addition, the Lender shall have the right at any time (a) to transfer to, or register in the name of the Lender or any of its nominees all or any of the Collateral, subject only to Pledgor's rights under SECTION 7(a)(iii); and (b) to exchange certificates or instruments representing or evidencing Collateral for certificates or instrument evidencing larger or smaller denominations.

      SECTION 4. UNCERTIFICATED SECURITIES. Notwithstanding anything to the contrary in SECTION 1 and SECTION 3 hereof, if any of the Collateral (whether now owned or hereafter acquired) is evidenced by an uncertificated security, Pledgor shall promptly notify the Lender thereof and shall promptly take all actions required to perfect the security interest of the Lender therein under applicable law. Pledgor further agrees to take such actions as the Lender deems necessary or desirable to effect the foregoing and to permit the Lender to exercise its rights and remedies hereunder.

      SECTION 5. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

            (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

            (b) Pledgor is the legal and beneficial owner of the Collateral, free and clear of any Lien, except for the Lien created by this Agreement.

            (c) Pledgor has full power, authority and legal right to pledge all of the Collateral pursuant to this Agreement.

            (d) The pledge of the Pledged Shares by Pledgor pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Shares in favor of the Lender, securing the payment of the Secured Obligations.

            (e) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the pledge by Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with the disposition thereof by laws affecting the offering and sale of securities generally, all of which authorizations, approvals, notices or filings have been, or upon request of the Lender will be, made).

            (f) Pledgor at all times will be the sole beneficial owner of the Collateral.

            (g) All information set forth herein relating to the Collateral is accurate and complete in all material respects.

            (h) The pledge of the Collateral pursuant to this Agreement does not violate Regulations T, U or X of the Federal Reserve Board.

      SECTION 6. FURTHER ASSURANCES. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will, and will cause third parties to, promptly execute and deliver all further instruments, documents and agreements, and take all further action, that may be necessary or desirable, or that the Lender may request, in order to perfect and to protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and to enforce its rights and remedies hereunder with respect to any Collateral.

      SECTION 7. VOTING RIGHTS; DIVIDENDS; ETC.

            (a) So long as no Event of Default shall have occurred:

                  (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if, in the Lender's judgment, such action would have a material adverse effect on the value of the Collateral or any part thereof; and provided further, that Pledgor shall give the Lender at least five (5) days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

                  (ii) Pledgor shall be entitled to receive and retain any and all dividends in respect of the Collateral; provided, however, that any and all dividends paid or payable other than in cash
      or cash equivalents in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

                                    dividends  and other  distributions  paid or
      payable in cash or cash equivalents in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and cash or cash  equivalents  paid,  payable or
      otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral,

shall be, and shall be forthwith delivered to the Lender to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to the Lender as Collateral in the same form as so received (with any necessary endorsements).

                  (iii) The Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

      (b) Upon the occurrence of an Event of Default:

                  (i) The Lender shall have the right to have the Collateral transferred into the name of the Lender.

                  (ii) All rights of Pledgor to exercise the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to SECTION 7(a)(i) and to receive the dividends which Pledgor would otherwise be authorized to receive and retain pursuant to SECTION 7(a)(ii) shall cease, and shall thereafter be vested in the Lender, who shall thereupon have the sole right to exercise such voting and other consensual rights on behalf of Pledgor and to receive and hold such dividends as Collateral.

            (ii) All amounts which are received by Pledgor contrary to the provisions of paragraph (ii) of this SECTION 7(b) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Lender as Collateral in the same form as received (with any necessary endorsements).

      SECTION 8. SALE OR HYPOTHECATION OF COLLATERAL; ADDITIONAL SECURITIES. Pledgor covenants that until such time as all of the Secured Obligations are indefeasibly paid or satisfied in full, without the prior written consent of the Lender, Pledgor shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise (i) sell, assign, transfer, exchange, lease, lend, grant any option with respect to, return or dispose of any of the Collateral (other than inventory items sold or leased in the ordinary course of Pledgor's business), or any of Pledgor's rights therein, or enter into any agreement to take any of the foregoing actions, nor (ii) create or permit to exist any Lien on or with respect to any of the Collateral, except for the Lien in favor of the Lender. In addition, Pledgor agrees that Pledgor will (i) not cause, suffer or permit the Corporation to issue any stock or other securities in addition to or in substitution for the Pledged Shares except to Pledgor, and
(ii) pledge hereunder, immediately upon Pledgor's acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of the Corporation. The inclusion of "proceeds" as a component of the Collateral shall not be deemed a consent by the Lender to any sale, assignment, transfer, exchange, lease, loan, granting of an option with respect to or disposition of all or any part of the Collateral;

      SECTION 9. THE LENDER APPOINTED ATTORNEY-IN-FACT. Pledgor hereby appoints the Lender Pledgor's attorney-in-fact with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time (whether before or after an Event of Default) in the Lender's sole and absolute discretion to take any action and to execute and deliver, and if appropriate to file and/or record with the appropriate office, any agreements, documents or instruments, including, without limitation, Pledge Agreements, financing statement amendments, continuation statements or other documents without the signature of Pledgor (where permitted by law) which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement. Pledgor acknowledges that the foregoing grant of power of attorney is coupled with an interest and is irrevocable.

      SECTION 10. THE LENDER MAY PERFORM. If Pledgor fails to perform any agreement or covenant contained herein, the Lender may itself perform or cause the performance of such agreement or covenant, and the expenses of the Lender incurred in connection therewith, plus interest at the rate specified in the Loan Agreement from the date of such advance to the date of reimbursement, shall be payable by Pledgor under SECTION 13. However, nothing in this Agreement shall obligate the Lender to act.

      SECTION 11. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred:

            (a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Code in effect in the State of California at that time, and the Lender may also without notice except as specified below sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender in its sole and absolute discretion may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against the Lender arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Lender accepts the first offer received and does not offer such Collateral to more than one offeree, and in all events such sale shall be deemed to be commercially reasonable. At any such public or private sale, the Lender may be the purchaser of the Collateral.

            (b) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Lender may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Lender than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Lender shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if Pledgor would agree to do so.

            (c) If the Lender determines to exercise its right to sell any or all of the Collateral, upon written request, Pledgor shall and shall cause each issuer of any Collateral to be sold hereunder from time to time to furnish to the Lender all such information as the Lender may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by the Lender as exempt transactions under the Securities Act and the rules of the Securities Exchange Commission thereunder, as the same are from time to time in effect.

            (d) Any cash held by the Lender as Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the direction of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Lender pursuant to SECTION 13) in whole or in part by the Lender against all or any part of the Secured Obligations in such order as the Lender shall elect. After such application and after payment by the Lender of any other amount required by law, including, without limitation Sections 9600 et seq. of the Code, any surplus of such cash or cash proceeds held by the Lender and then remaining shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus. Without limiting the foregoing, Pledgor hereby expressly waives any obligations the Lender may have regarding the foregoing under Section 9207(c) of the Code.

            (e) The Lender shall not be obligated to resort to its rights or remedies with respect to any other security for or guaranty or payment of the Secured Obligations before resorting to its rights and remedies against Pledgor hereunder. All rights and remedies of the Lender shall be cumulative and not in the alternative.

            (f) Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make any sale or sales of all or any portion of the Collateral pursuant to this SECTION 11 valid and binding and in compliance with any and all applicable requirements of law. Pledgor further agrees that a breach of any of its covenants contained in this SECTION 11 will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 11 shall be specifically enforceable against Pledgor. Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Loan Agreement.

            (g) In the event the Lender seeks to obtain possession of any of the Collateral by court process, Pledgor hereby irrevocably waives any bonds, surety or security required by any statute, court rule or otherwise as an incident to such process or possession, and waives any demand for possession prior to the commencement of any such proceeding, suit or action.

      SECTION 12. LIABILITY AND INDEMNIFICATION. The Lender shall not be liable to Pledgor for any act (including, without limitation, any act of active negligence) of or omission by the Lender unless the Lender's conduct constitutes willful misconduct or gross negligence. Pledgor agrees to indemnify and to hold the Lender harmless from and against all losses, liabilities, claims, damages, costs and expenses (including actual attorneys' fees and disbursements) with respect to (a) any action taken (including, without limitation, any act of active negligence) or any omission by the Lender with respect to this Agreement, provided that the Lender's conduct does not constitute willful misconduct or gross negligence, and (b) any claims arising out of Pledgor's ownership of the Collateral or the Lender's security interest therein.

      SECTION 13. EXPENSES. Pledgor will upon demand pay to the Lender the amount of any and all expenses, including the fees and expenses of its counsel and of any experts and agents, which the Lender may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Lender hereunder, and
(d) the failure by Pledgor to perform or observe any of the provisions hereof.

      SECTION 14. SECURITY INTEREST ABSOLUTE. All rights of the Lender and security interests hereunder, and all Secured Obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of the Loan Agreement or the Note or any other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, the Note, or any other agreement or instrument relating thereto;

            (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

            (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor. SECTION

      15. AMENDMENTS, WAIVER. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 16. NOTICES. All notices, demands and requests of any kind which either party may be required or desires to serve upon the other hereunder shall be in writing and shall be delivered and become effective in accordance with the notice provision of the Loan Agreement. SECTION

      17. CONTINUING SECURITY INTEREST; ASSIGNMENT OF OBLIGATIONS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Secured Obligations, (b) be binding upon Pledgor, its successors and assigns, (c) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its successors, transferees and assigns, (d) constitute, along with the Note and the Loan Agreement, the entire agreement between Pledgor and the Lender, and (e) be severable in the event that one or more of the provisions herein is determined to be illegal or unenforceable. Without limiting the generality of the foregoing clause (c), the Lender may assign or otherwise transfer any Secured Obligation to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise. Upon the payment in full of the Secured Obligations, the Lender, at the request and expense of Pledgor, shall release the security interests in the Collateral granted herein and execute such termination statements as may be necessary therefor, to the extent that such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof.

      SECTION 18. RETURN OF COLLATERAL. Subject to any duty imposed by law or otherwise to the holder of any subordinate lien on the Collateral known to the Lender, and subject to the direction of a court of competent jurisdiction, upon the extinguishment of any commitment of the Lenders to make any further advances under the Loan Agreement and the payment in full of the Secured Obligations, Pledgor shall be entitled to the return of all Collateral in the possession of the Lender; provided, however, that the Lender shall not be obligated to return to Pledgor or deliver to the holder of any subordinate Lien any such Collateral until it is satisfied that all amounts with respect to the Secured Obligations are no longer subject to being recaptured under applicable bankruptcy or insolvency laws or otherwise. The return of Collateral, however effected, shall be without recourse to the Lender and the Lender shall be entitled to receive appropriate documentation to such effect. The return of Collateral shall be effected without representation or warranty and shall not entitle Pledgor to any right to any endorsement.

      SECTION 19. GOVERNING LAW; TERMS. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, exclusive of its conflicts of laws and choice of laws provisions that would or may cause the application of the laws of any jurisdiction other than the State of California. Unless otherwise defined herein or in the Loan Agreement, terms defined in the Code are used herein as therein defined.

      SECTION 20. WAIVER OF TRIAL BY JURY. THE PLEDGOR HEREBY IRREVOCABLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, ANY DOCUMENT RELATING HERETO OR ANY SECURED OBLIGATION, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT, TORT OR OTHERWISE.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                 "PLEDGOR"

                                 SAVON TEAM SPORTS, INC.



                                  By:
                                      ------------------------------------------
                                      Debra Fine, Chief Executive Officer




                                 "LENDER"

                                 SWT, LLC

                                      By: Glenhaven Corporation, a
                                          California corporation, its manager


                                          --------------------------------------
                                          Name: Sid Marshall
                                          Title: President

                           ACKNOWLEDGMENT AND CONSENT

      The Corporation referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Corporation agrees to notify the Lender promptly in writing of the occurrence of any of the events described in Sections 7(a)(ii) and 7(b)(ii) of the Pledge Agreement. The Corporation further agrees that the terms of Section 11(f) of the Pledge Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it under or pursuant to or arising out of the Code.

                                "CORPORATION":

                                SMALL WORLD TOYS

                                By:
                                   ---------------------------------------------
                                Name: Debra Fine
                                Its: President

                                Address for Notices:
                                Small World Toys, Inc.
                                5711 Buckingham Parkway
                                Culver City, California  90230

                                   SCHEDULE I
                                   ----------

                                 Pledged Shares

8,333 Shares of the Common Stock of SMALL WORLD TOYS, a California corporation, represented by certificate No._________________

                                  SCHEDULE II
                                  -----------

                                Permitted Liens

The Lien granted by Pledgor to Eddy Goldwasser ("Goldwasser") in Pledgor's right, title and interest in and to certain shares of the Common Stock of SMALL WORLD TOYS, a California corporation, pursuant to that certain Stock Pledge Agreement dated as of May 20, 2004 between Pledgor and Goldwasser.